Calculation of Filing Fee Tables
S-8
ACCURAY INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share ("Common Stock"), reserved for issuance pursuant to the Accuray Incorporated 2026 Equity Incentive Plan (the "Employee Plan")	Other	3,896,000	$ 0.96	$ 3,740,160.00	0.0001381	$ 516.52
Total Offering Amounts:						$ 3,740,160.00		$ 516.52
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 516.52
Offering Note
[1]	(1) Consists of shares of the Registrant's Common Stock reserved for issuance under the Employee Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Plan that are being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on November 19, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A